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Exhibit 24

ALLIANT TECHSYSTEMS INC.

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Alliant Techsystems Inc., a Delaware corporation (the "Corporation"), hereby constitutes and appoints Paul David Miller, Eric S. Rangen and Ann D. Davidson, and each of them, the undersigned's true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for the undersigned and in the undersigned's name, place and stead, to sign on the undersigned's behalf as a director of the Corporation a Registration Statement pursuant to the Securities Act of 1933 on Form S-8 concerning certain shares of the Common Stock, par value $.01, of the Corporation, to be offered in connection with the Corporation's NonQualified Deferred Compensation Plan, and to sign any and all amendments or post-effective amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitutes may lawfully do or cause to be done by virtue thereof.

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 20th day of December, 2002.

/s/ FRANCES D. COOK Frances D. Cook, Director	/s/ GILBERT F. DECKER Gilbert F. Decker, Director
/s/ JONATHAN G. GUSS Jonathan G. Guss, Director	/s/ DAVID E. JEREMIAH David E. Jeremiah. Guss, Director
/s/ PAUL DAVID MILLER Paul David Miller, CEO and Director	/s/ ROBERT W. RISCASSI Robert W. RisCassi, Director
/s/ MICHAEL T. SMITH Michael T. Smith, Director	/s/ WILLIAM G. VAN DYKE William G. Van Dyke, Director

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POWER OF ATTORNEY